                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

        Date of Report (Date of earliest event reported): April 26, 2007

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                 1-12387                  76-0515284
(State or other jurisdiction of   (Commission           (I.R.S. Employer of
 incorporation or organization)   File Number)   Incorporation Identification No.)

               500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 26, 2007, Tenneco Inc. announced its first quarter 2007 results of operations. Exhibit 99.1 to this Current Report on Form 8-K presents the company's press release, including the company's consolidated statements of income, balance sheets and statements of cash flows for the periods ended March 31, 2006 and 2007, as released by the company on April 26, 2007, and such
Exhibit is incorporated herein by reference. Exhibit 99.1 also includes information regarding the company's scheduled conference call to discuss the company's results of operations for the first quarter of 2007, as well as other matters that may impact the company's outlook.

ITEM 8.01 OTHER EVENTS

     The company also announced that its annual meeting of stockholders will be held on Tuesday, May 8, 2007 at 10:00 a.m. CDT. The meeting will be held at the company's headquarters, 500 North Field Drive, Lake Forest, Illinois. The meeting will also be available by webcast. To access the listen-only annual meeting webcast, go to the financial section of the company's website at least 15 minutes prior to the meeting to register and download any necessary software. The webcast will include an audio transmission of the proceedings and slides used in the speaker presentation. Voting will not be available electronically through the webcast.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description
-----------   -----------
99.1          Press release issued April 26, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TENNECO INC.


Date: April 26, 2007                    By: /s/ Kenneth R. Trammell
                                            ------------------------------------
                                            Kenneth R. Trammell
                                            Executive Vice President and
                                            Chief Financial Officer